REPORT ON ASSESSMENT OF COMPLIANCE WITH APPLICABLE SECURITIES AND EXCHANGE
COMMISSION'S REGULATION AB SERVICING CRITERIA
For the calendar year ending December 31, 2012, National Tax Search, LLC has been a Tax Service Vendor for
Wells Fargo Bank, N.A. (the "Servicer").
National Tax Search, LLC ("NTS") is responsible for assessing compliance as of December 31, 2012 and for the period from January 1, 2012 through December 31, 2012 (the "Reporting Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"). NTS has
used the servicing criteria communicated to NTS by the Servicer to assess compliance with the applicable servicing criteria. Only servicing criteria 1122 (d) (l)(ii), 1122 (d)1(iv), 1122 (d)2(ii), 1122 (d)2(v),
1122(d)2(vi), 1122 (d)2(vii), 1122(d)(4)(xi), and 1122(d)(4)(xii) (the "Applicable Servicing Criteria") are
applicable to the activities NTS performs with respect to the transactions covered by this report. NTS has determined that the remaining servicing criteria set forth in Item 1122 (d) of the SEC Regulation AB are not applicable to the activities it performs with respect to the transactions covered by this report. The transactions covered by this report include all tax payments made on behalf of the Servicer using NTS's TaxQ system (the
"Platform Transactions").
NTS, as a vendor, has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period
and has concluded that the NTS has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2012 and for the Reporting Period with respect to the Platform Transactions taken as a whole.
Plante & Moran, PLLC, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2012 and for the Reporting
Period as set forth in this assertion.
National Tax Search, LLC, as Vendor to Servicer
/s/ Lori D. Eshoo
Lori D. Eshoo, President/CEO